Proxy Voting Results

A special meeting of the fund's shareholders was held on November 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To elect a Board of Trustees. A
	# of Votes	% of Votes
Dennis J. Dirks
Affirmative	23,646,096,570.07	95.968
Withheld	993,351,122.13	4.032
TOTAL	24,639,447,692.20	100.000
Albert R. Gamper, Jr. B
Affirmative	23,644,686,102.25	95.963
Withheld	994,761,589.95	4.037
TOTAL	24,639,447,692.20	100.000
Robert M. Gates
Affirmative	23,635,489,889.71	95.925
Withheld	1,003,957,802.49	4.075
TOTAL	24,639,447,692.20	100.000
George H. Heilmeier
Affirmative	23,634,646,940.40	95.922
Withheld	1,004,800,751.80	4.078
TOTAL	24,639,447,692.20	100.000
Abigail P. Johnson
Affirmative	23,626,884,933.79	95.890
Withheld	1,012,562,758.41	4.110
TOTAL	24,639,447,692.20	100.000
Edward C. Johnson 3d
Affirmative	23,607,654,397.76	95.812
Withheld	1,031,793,294.44	4.188
TOTAL	24,639,447,692.20	100.000
Stephen P. Jonas
Affirmative	23,640,228,498.47	95.945
Withheld	999,219,193.73	4.055
TOTAL	24,639,447,692.20	100.000
Marie L. Knowles
Affirmative	23,642,631,561.52	95.954
Withheld	996,816,130.68	4.046
TOTAL	24,639,447,692.20	100.000
Ned C. Lautenbach
Affirmative	23,646,771,085.41	95.971
Withheld	992,676,606.79	4.029
TOTAL	24,639,447,692.20	100.000
Marvin L. Mann
Affirmative	23,621,163,561.36	95.867
Withheld	1,018,284,130.84	4.133
TOTAL	24,639,447,692.20	100.000
William O. McCoy
Affirmative	23,625,327,040.77	95.884
Withheld	1,014,120,651.43	4.116
TOTAL	24,639,447,692.20	100.000
Robert L. Reynolds
Affirmative	23,644,126,745.24	95.960
Withheld	995,320,946.96	4.040
TOTAL	24,639,447,692.20	100.000
Cornelia M. Small
Affirmative	23,641,416,919.22	95.949
Withheld	998,030,772.98	4.051
TOTAL	24,639,447,692.20	100.000
William S. Stavropoulos
Affirmative	23,628,491,758.75	95.897
Withheld	1,010,955,933.45	4.103
TOTAL	24,639,447,692.20	100.000
Kenneth L. Wolfe
Affirmative	23,645,308,252.35	95.965
Withheld	994,139,439.85	4.035
TOTAL	24,639,447,692.20	100.000
PROPOSAL 2
To change Fidelity Advisor Fifty Fund from a diversified fund to a non-diversified fund.
	# of Votes	% of Votes
Affirmative	29,689,484.58	68.605
Against	4,350,065.45	10.051
Abstain	2,760,816.16	6.380
Broker Non-Votes	6,475,913.18	14.964
TOTAL	43,276,279.37	100.000
A Denotes trust-wide proposals and voting results. B Effective on or about January 1, 2006.